Exhibit 99.1

STT COMMUNICATIONS LTD

SHARE OPTION PLAN 2004

STT Communications Ltd, a company organized under the laws of the Republic of Singapore (the ”Company”), has adopted the STT Communications Ltd Share Option Plan 2004 (the “Plan”), effective as of January 12, 2004 (the “Effective Date”).

The purpose of the Plan is to motivate and retain key individuals, who, in the opinion of the Administrator, have contributed or will contribute to the long-term success of the Company by offering such individuals the opportunity to purchase stock in Global Crossing Limited, a company organized under the laws of Bermuda (“Global Crossing”). The Plan provides for the grant of Options (as defined below) to individuals who are officers and employees of Temasek Holdings (Private) Limited, a company organized under the laws of the Republic of Singapore (“Temasek”), and Singapore Technologies Pte Ltd, a company organized under the laws of the Republic of Singapore (“STPL”), and individuals who are directors, officers and employees of the Company, Singapore Technologies Telemedia Pte Ltd, a company organized under the laws of the Republic of Singapore (“STT”), and the Company’s and STT’s Subsidiaries (as defined below).

ARTICLE I.

DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

1.1. “Administrator” shall mean the committee or person or persons that conducts the general administration of the Plan as provided herein, which shall mean the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 4.1.

1.2. “Associated Company” shall mean a company in which at least twenty percent (20%) but no more than fifty percent (50%) of its shares are held by the Company or STT, as applicable, and/or any of their respective Subsidiaries, or a Subsidiary of such company, and over whose management the Company or STT, as applicable, has control.

1.3. “Auditors” shall mean the auditors of the Company.

1.4. “Board” shall mean the Board of Directors of the Company.

1.5. “Cause” shall mean, with respect to the discharge of an Optionee by Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company), as applicable, the following: (a) if the Optionee has an employment agreement with any of Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or

such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company), as applicable, then, for purposes of the Plan, “Cause” shall have the same definition as “cause” or any similar term is defined in such employment agreement; and (b) if the Optionee does not have an employment agreement, or if the Optionee’s employment agreement does not define “cause” or a similar term, then, for purposes of the Plan, “Cause” shall mean (i) the Optionee’s intentional failure, persistent failure, dereliction, or refusal to perform such duties as are reasonably assigned to the Optionee by the officers or directors of Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company), as applicable; (ii) fraud, dishonesty or other deliberate injury by the Optionee to Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company), as applicable, in the performance of duties on behalf of, or for, Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company), as applicable; (iii) the Optionee’s conviction of a crime which constitutes a felony involving moral turpitude, fraud or deceit in the jurisdiction in which the Optionee is employed, regardless of whether such crime is injurious to or is in relation to Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company), as applicable; (iv) the Optionee’s willful commission of a criminal or other act that causes substantial economic damage to Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company) or substantial injury to the business reputation of Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company); (v) the Optionee’s breach of the material terms of his or her employment agreement (referred to in clause (i)); or (vi) the Optionee’s breach of any material provision of the Plan or the Option Agreement evidencing the Option granted to the Optionee. The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to a discharge for Cause.

1.6. “Committee” shall mean the Executive Resource Compensation Committee of the Board, or such other committee as is appointed to administer the Plan, in accordance with Section 4.1.

1.7. “Company” shall mean STT Communications Ltd, a company organized under the laws of the Republic of Singapore.

1.8. “Companies Act” shall mean the Companies Act, Chapter 50 of Singapore.

1.9. “Company Change in Control” shall mean the occurrence of any of the following events: (a) a transfer of the Company’s equity securities to any person who was not a shareholder of the

Company in the twelve (12) month period immediately prior to such transfer, if such person owns immediately after such transfer more than fifty percent (50%) of the voting power of the outstanding securities of the Company; (b) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company in the twelve (12) month period immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than fifty percent (50%) of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (c) the liquidation of the Company’s assets or the sale, transfer or other disposition of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned Subsidiary of the Company. A transaction shall not constitute a “Company Change in Control” if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities in the twelve (12) month period immediately prior to such transaction.

1.10. “Director” shall mean a member of the Board.

1.11. “Disability” of an Optionee shall mean the Optionee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

1.12. “Effective Date” shall mean the effective date of the Plan, which shall be January 12, 2004.

1.13. “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

1.14. “Exercise Dates” shall mean the dates specified by the Administrator, in its sole discretion, in accordance with Section 3.8, on which dates the vested portions of outstanding Options shall be exercisable by Optionees or other persons then entitled to exercise such Options.

1.15. “Exercise Price” shall mean ten dollars and sixteen cents, denominated in United States currency (U.S. $10.16).

1.16. “Fair Market Value” of a share of Global Stock, as of a given date, shall be (a) the closing price of a share of Global Stock as reported on such date on the Composite Tape of the principal national securities exchange on which shares of Global Stock are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which shares of Global Stock are listed or admitted to trading, or (b) if Global Stock is not listed or admitted on a national securities exchange, the per share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or (c) if there is no market on which Global Stock is regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of shares of Global Stock shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of shares of Global Stock have been so reported or quoted shall be used.

1.17. “Global Change in Control” shall mean the occurrence of any of the following events:

(a) any “Person” (as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act or any successor section thereto) (other than a Person holding securities representing ten percent (10%) or more of the combined voting power of Global Stock’s outstanding securities as of the Effective Date, Global Crossing, any trustee or other fiduciary holding securities under an employee benefit plan of Global Crossing, or any company owned, directly or indirectly, by the stockholders of Global Crossing in substantially the same proportions as their ownership of shares of Global Stock), becomes the “Beneficial Owner” (as such term is defined in Rule 13d-3 under the Exchange Act or any successor rule thereto), directly or indirectly, of securities of Global Crossing, (i) in excess of the interest in Global Crossing held by the stockholders of Global Crossing as of the Effective Date (or their heirs or distributors by will or the laws of descent and distribution) and (ii) representing thirty percent (30%) or more of the combined voting power of Global Crossing’s then-outstanding securities;

(b) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the board of directors of Global Crossing, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with Global Crossing to effect a transaction described in Sections 1.17(a), (c) or (d), (ii) a director nominated by any Person (including Global Crossing) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a “Global Change in Control” or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of Global Crossing representing ten percent (10%) or more of the combined voting power of Global Crossing’s securities) whose election by the board of directors of Global Crossing or nomination for election by Global Crossing’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) the stockholders of Global Crossing approve any transaction or series of transactions under which Global Crossing is merged or consolidated with any other company, other than a merger or consolidation which would result in the stockholders of Global Crossing immediately prior thereto continuing to own (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of Global Crossing or such surviving entity outstanding immediately after such merger or consolidation; or

(d) the stockholders of Global Crossing approve a plan of complete liquidation of Global Crossing or an agreement for the sale or disposition by Global Crossing of all or substantially all of Global Crossing’s assets, other than a liquidation of Global Crossing into a wholly-owned subsidiary.

1.18. “Global Crossing” shall mean Global Crossing Limited, a company organized under the laws of Bermuda.

1.19. “Global Stock” shall mean the common stock of Global Crossing, par value $0.01 (U.S.).

1.20. “Grant Date” shall mean January 12, 2004.

1.21. “Option” shall mean an option to purchase shares of Global Stock granted under Article III of the Plan.

1.22. “Option Agreement” shall mean a written agreement executed by an authorized officer of the Company and the Optionee, which shall contain such terms and conditions with respect to the Option granted to such Optionee as the Administrator shall determine, consistent with the Plan.

1.23. “Optionee” shall mean an individual who has been granted an Option under the Plan.

1.24. “Plan” shall mean the STT Communications Ltd Share Option Plan 2004, as in effect from time to time.

1.25. “Registration Statement” shall mean an effective registration statement on Form S-3 or such other registration statement filed by Global Crossing under the Securities Act covering shares of Global Stock held by the Company or STT Crossing and, pursuant to which registration statement, the Company may sell, transfer or otherwise dispose of such shares of Global Stock to Optionees, or other persons entitled to exercise Options granted under the Plan, upon exercise of such Options.

1.26. “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

1.27. “STPL” shall mean Singapore Technologies Pte Ltd, a company organized under the laws of the Republic of Singapore.

1.28. “STT” shall mean Singapore Technologies Telemedia Pte Ltd, a company organized under the laws of the Republic of Singapore.

1.29. “STT Change in Control” shall mean the occurrence of any of the following events: (a) a transfer of STT’s equity securities to any person who was not a shareholder of STT in the twelve (12) month period immediately prior to such transfer, if such person owns immediately after such transfer more than fifty percent (50%) of the voting power of the outstanding securities of STT; (b) the consummation of a merger or consolidation of STT with or into another entity or any other corporate reorganization, if persons who were not stockholders of STT in the twelve (12) month period immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than fifty percent (50%) of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (c) the sale, transfer or other disposition of all or substantially all of STT’s assets. A transaction shall not constitute an “STT Change in Control” if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held STT’s securities in the twelve (12) month period immediately prior to such transaction.

1.30. “STT Crossing” shall mean STT Crossing Ltd, a company organized under the laws of the Republic of Singapore.

1.31. “Subsidiary” of an entity shall mean a subsidiary, as defined in Section 5 of the Companies Act, of such entity.

1.32. “Temasek” shall mean Temasek Holdings (Private) Limited, a company organized under the laws of the Republic of Singapore.

1.33. “Termination” shall mean the termination of an Optionee’s relationship as a director, officer or employee of Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies (or such company with whom the Optionee has a relationship prior to it ceasing to be the Company’s or STT’s Subsidiary or Associated Company), as applicable, for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability, retirement or failure to be elected. For the avoidance of doubt, the transfer of an Optionee’s employment between any of Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies, shall not constitute a Termination for purposes of the Plan.

ARTICLE II.

GRANTING OF OPTIONS

2.1. Option Agreement. Each Option granted under the Plan shall be evidenced by an Option Agreement.

2.2. Shares to Be Reserved. The Company shall cause 800,000 shares of Global Stock held by STT Crossing to be reserved for sale to Optionees, or other persons entitled to exercise Options, upon exercise of Options under the Plan.

2.3. Consideration. In consideration of the granting of an Option under the Plan, the Optionee shall pay to the Company the sum of one dollar, denominated in Singapore currency (S$1).

2.4. No Right to Continued Employment. Nothing in the Plan or in any Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies or shall interfere with or restrict in any way the rights of Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between the Optionee and Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies, as applicable, or as otherwise prohibited by applicable law.

ARTICLE III.

TERMS OF OPTION

3.1. Grant of Options.

(a) The following classes of individuals shall be eligible to be granted an Options under the Plan: (i) officers and employees of Temasek, (ii) officers and employees of STPL and (iii) directors, officers and employees of the Company, STT and their respective Subsidiaries.

(b) The Administrator shall select, from among the individuals described in subsection (a) who, in the opinion of the Administrator, have contributed or will contribute to the long-term success of the Company, those individuals who shall be granted Options on the Grant Date. The terms and conditions of each Option shall be determined by the Administrator, in its sole discretion, subject to the terms and conditions of the Plan. Other than the Options granted on the Grant Date, no Options shall be granted under the Plan.

(c) The grant of an Option to an individual shall be subject to the payment of the consideration set forth in Section 2.3 by the Optionee to the Company.

3.2. Exercise Price of Options. The price per share of the shares of Global Stock subject to each Option granted under the Plan shall be the Exercise Price.

3.3. Term of Options. The term of each Option granted under the Plan shall be for ten (10) years from the Grant Date; provided, however, that the Administrator may extend the term of any outstanding Option in connection with the Optionee’s Termination, or amend any other term or condition of such Option relating to such Termination.

3.4. Vesting and Exercisability.

(a) Each Option (or portion thereof) shall be and remain unvested until and unless such Option (or such portion thereof) becomes vested in accordance with subsection (b) below, or Section 3.5.

(b) Each Option shall become vested with respect to the shares of Global Stock subject to such Option as follows:

(i) forty percent (40%) of the shares of Global Stock subject to the Option (rounded up to the next whole number) shall become vested on the first anniversary of the Grant Date,

(ii) thirty percent (30%) of the shares of Global Stock subject to the Option (rounded up to the next whole number) shall become vested on the second anniversary of the Grant Date, and

(iii) thirty percent (30%) of the shares of Global Stock subject to the Option (or, if less, any shares of Global Stock subject to the Option that have not previously become vested) shall become vested on the third anniversary of the Grant Date.

(c) Subject to Sections 3.5, 3.6, 3.7 and 3.8, an Option (or portion thereof) shall be exercisable with respect to the shares of Global Stock subject to such Option that are vested, as determined in accordance with subsection (b) above, or Section 3.5.

3.5. Accelerated Vesting.

(a) In the event of an Optionee’s Termination by reason of death or Disability, the Option of such Optionee, if then outstanding, shall become vested with respect to all of the shares of Global Stock subject to such Option.

(b) In the event of a STT Change in Control, a Company Change in Control, or a Global Change in Control, the Option of an Optionee, if then outstanding, shall become vested with respect to all of the shares of Global Stock subject to the Option.

(c) In any other event in the sole discretion of the Administrator, the Option of an Optionee, if then outstanding, shall become vested with respect to all of the shares of Global Stock subject to such Option.

3.6. Restrictions on Exercisability.

(a) No portion of an Option shall be exercisable by the Optionee or any other person during the six (6) month period following the Grant Date.

(b) Except as otherwise provided in Sections 3.5(a), (b) and (c) or as otherwise determined by the Administrator in its sole discretion, no portion of an Option which is unvested as of the Optionee’s Termination shall be exercisable by the Optionee or any other person on or after such Termination.

3.7. Duration of Exercisability; Termination.

(a) Except as provided in Section 3.6, and subject to subsection (b) below, the vested portion of the Option shall be exercisable by the Optionee or other person then entitled to exercise such Option on the Exercise Dates specified by the Administrator pursuant to Section 3.8, until the first to occur of the following:

(i) The expiration of ninety (90) days from the date of the Optionee’s Termination (other than the Optionee’s Termination by reason of death or Disability, or for Cause); provided, that, if the Optionee dies within such ninety (90) day period following the Optionee’s Termination, the period shall be extended to the expiration of twenty-four (24) months from the date of Optionee’s death;

(ii) The expiration of twenty-four (24) months from the date of the Optionee’s Termination by reason of death or Disability;

(iii) Immediately upon the Optionee’s Termination for Cause; or

(iv) The expiration of ten (10) years from the Grant Date, unless such date is extended by the Administrator under Section 3.3.

(b) In the event of an Optionee’s Termination (other than an Optionee’s Termination for Cause),

(i) if, on the date determined under paragraph (a)(i) or (ii), as applicable, the exercisability of the Optionee’s Option is restricted under Section 3.6(a), the date determined under paragraph (a)(i) or (ii) shall be extended until the expiration of ninety (90) days from the date the exercisability of such Option is no longer restricted under Section 3.6(a).

(ii) if, on the date determined under paragraph (a)(i) or (ii), as applicable, there is no Registration Statement, the date determined under paragraph (a)(i) or (ii) shall be extended until the expiration of ninety (90) days from the date on which there is a Registration Statement.

3.8. Exercise Dates. Subject to Section 3.6 and 3.7, the vested portion of an Option shall be exercisable by the Optionee or other person then entitled to exercise such Option on the Exercise Dates determined by the Administrator in its sole discretion from time to time; provided, however, that the Administrator shall designate not less than four Exercise Dates each calendar month during which an Option shall be exercisable. The Administrator may, in its sole discretion, designate additional Exercise Dates following a STT Change in Control, a Company Change in Control or a Global Change in Control.

3.9. Partial Exercise. Subject to Sections 3.4, 3.5, 3.6, 3.7 and 3.8, any exercisable portion of an Option, or the entire Option, if then wholly exercisable, may be exercised in whole or in part, in whole shares, by the Optionee or other person then entitled to exercise the Option.

3.10. Manner of Exercise. All or a portion of an Option shall be deemed exercised by the Optionee or other person then entitled to exercise such Option upon delivery of all of the following:

(a) A written notice to the Secretary of the Company (or such other person as may be designated by the Administrator) complying with the applicable rules established by the Administrator stating that the Option, or portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of U.S. federal or state laws or regulations, including securities laws or regulations, and all applicable laws of any other jurisdiction. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Option shall be exercised pursuant to Section 4.2(b) by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

(d) Full cash payment to the Secretary of the Company for the shares of Global Stock with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its sole discretion, (i) allow payment, in whole or in part, through the surrender of shares of Global Stock then transferable to the Optionee or other person then entitled to exercise the Option upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the delivery of a full recourse promissory note and payable upon such terms as may be prescribed by the Administrator; (iii) allow payment, in whole or in part, through the delivery of a notice that the Optionee or other person then entitled to exercise the Option has placed a market sell order with a broker with respect to shares of Global Stock then transferable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale in satisfaction of the Option exercise price; or (iv) allow payment through any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan when or where such loan or other extension of credit is prohibited by applicable law, including any applicable law relating to extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to a director or executive officer of Global Crossing.

3.11. Transfer of Global Stock; Conditions to Transfer of Global Stock. The Administrator, in its sole discretion, shall have the authority to restrict the transfer of Global Stock acquired upon the exercise of such Option until each of the following conditions have been satisfied:

(a) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(b) The receipt by Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies, as applicable, of payment of any applicable withholding tax.

3.12. Rights as Stockholders. Neither an Optionee nor any other person entitled to exercise an Option shall be, or have any of the rights or privileges of, a stockholder of Global Crossing in respect of the shares of Global Stock to be sold to the Optionee or such other person upon exercise of the Option unless and until such shares have been transferred to the Optionee or such other person upon exercise of the Option.

ARTICLE IV.

MISCELLANEOUS PROVISIONS

4.1. Committee; Duties and Powers of the Committee. The Plan will be administered by the Committee. Appointment of the Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board. The Committee and each member thereof shall serve at the pleasure of the Board. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Option Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules. The Committee shall also have the power to amend any Option Agreement provided that the rights or obligations of the Optionee of the Option that are the subject of any such Option Agreement are not affected adversely. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

4.2. Options Not Transferable.

(a) No Option or interest or right under the Plan shall be (i) sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution; (ii) liable for the debts, contracts or engagements of the Optionee or his or her successors in interest; or (iii) subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) (collectively, referred to as the “Option Transfer”), save (x) in the event that the Option Transfer is effected by the Optionee (or other person then entitled to exercise or deal with such Option) for the sole purpose of exercising all or a portion of an Option pursuant to Section 3.10 or (y) as may otherwise be permitted by the Administrator in its sole discretion. For the avoidance of doubt, an Option Transfer shall be deemed to be effected by the Optionee (or other person then entitled to exercise or deal with such Option) for the sole purpose of exercising all or a portion of an Option pursuant to Section 3.10, if such Option Transfer is effected within a period of sixty (60) days prior to the exercise of all or a portion of the Option in question. Any attempted Option Transfer shall be null and void and of no effect, except to the extent that such Option Transfer is expressly permitted by this Section 4.2(a).

(b) During the lifetime of the Optionee, only he or she may exercise an Option granted to him or her under the Plan. After the death of the Optionee, the exercisable portion of an Option may, prior to the time when such Option becomes unexercisable under the Plan or the applicable Option Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

4.3. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 4.3, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, adversely affect the rights of such Optionee under the Option, unless the Option Agreement otherwise expressly so provides.

4.4. Changes in Global Stock or Assets of Global Crossing.

(a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Global Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of Global Crossing, or exchange of Global Stock or other securities of Global Crossing, issuance of warrants or other rights to purchase Global Stock or other securities of Global Crossing, or other similar corporate transaction or event, or any other unusual or nonrecurring transactions or events which, in the Administrator’s sole discretion, affects Global Stock or Global Crossing or affects any affiliate of Global Crossing or the financial statements of Global Crossing or any affiliate, or in the event of changes in applicable laws, regulations or accounting principles, or in the event Global Crossing ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Administrator is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate and equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an outstanding Option:

(i) Adjust the number and kind of shares of Global Stock (or other securities or property) subject to such Option;

(ii) Adjust the Exercise Price with respect to such Option; or

(iii) Adjust any other affected terms of such Option.

Notwithstanding the foregoing, prior to any adjustment by the Administrator in the manner described above (except in relation to a capitalization by Global Crossing), such adjustment must be confirmed in writing by the Auditors (acting only as experts and not as arbitrators) to be, in their opinion, fair and reasonable.

(b) The existence of the Plan, the Option Agreement and the Options granted hereunder shall not affect or restrict in any way the right or power of Global Crossing or the stockholders of Global Crossing to make or authorize any adjustment, recapitalization, reorganization or other change in Global Crossing’s capital structure or its business, any merger or consolidation of Global Crossing, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Global Stock or the rights thereof or which are convertible into or exchangeable for Global Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

4.5. Tax Withholding. The Company shall be entitled to require payment by the Optionee to Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies, as applicable, in cash or deduction from other compensation payable to each Optionee of any sums required under the applicable tax laws of any applicable jurisdiction to be withheld with respect to the granting, exercise and vesting of any Option or the transfer of any shares of Global Stock thereunder.

4.6. Loans. The Administrator may, in its sole discretion, extend one or more loans to key Optionees in connection with the exercise or receipt of an Option granted under the Plan. The terms and conditions of any such loan shall be set by the Administrator. Notwithstanding the foregoing, no loan shall be made to an Optionee under this Section to the extent such loan shall result in an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any director or executive officer of Global Crossing that is prohibited by applicable law. In the event that the Administrator determines in its sole discretion that any loan under this Section may be or will become prohibited by applicable law, the Administrator may provide that such loan shall be immediately due and payable in full and may take any other action in connection with such loan as the Administrator determines in its sole discretion to be necessary or appropriate for the repayment, cancellation or extinguishment of such loan.

4.7. Effect of Plan Upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for Temasek, STPL, the Company, STT or any of the Company’s or STT’s Subsidiaries or Associated Companies. Nothing in the Plan shall be construed to limit the right of each of the foregoing entities (a) to establish any other forms of incentives or compensation for their respective employees, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

4.8. Assignment and/or Delegation. Notwithstanding anything in the Plan to the contrary, the Company may assign its rights and/or delegate its obligations hereunder at any time and from time to time.

4.9. Compliance with Laws. The Plan, the granting and vesting of Options under the Plan and the transfer and delivery of shares of Global Stock and the payment of money under the Plan or under Options granted hereunder are subject to compliance with all applicable U.S. federal and state laws, rules and regulations (including but not limited to U.S. state and federal securities law and federal margin requirements) and to all applicable laws of any other jurisdiction and to such approvals by any listing, regulatory or governmental authority of any jurisdiction as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and the Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

4.11. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the laws of Singapore, without regards to conflicts of laws thereof.